Exhibit 8.2

May 3, 2013

Statoil ASA,
Forusbeen 50,
N-4035 Stavanger,
Norway.

Statoil Petroleum AS,
Forusbeen 50,
N-4035 Stavanger,
Norway.

Ladies and Gentlemen:

We have acted as United States federal income tax counsel to Statoil ASA (“Statoil”) and Statoil Petroleum AS (“Statoil Petroleum”) in connection with the registration under the Securities Act of 1933 (the “Act”) by Statoil of an indeterminate amount of debt securities fully and unconditionally guaranteed by Statoil Petroleum and of ordinary shares, which ordinary shares may be represented by American Depositary Shares, evidenced by American Depositary Receipts.  We hereby confirm to you that the statements of United States tax law set forth under the heading “TAXATION — United States Taxation” in the Registration Statement on Form F-3 (“Registration Statement”), dated as of the date hereof, are accurate in all material respects.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “TAXATION — United States Taxation.”  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ SULLIVAN & CROMWELL LLP